Exhibit 12(c)

                             BURNHAM INVESTORS TRUST

            APPROVAL OF AUDIT, AUDIT-RELATED, TAX AND OTHER SERVICES PROVIDED BY THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

                  SECTION I - POLICY PURPOSE AND APPLICABILITY

Burnham Investors Trust (the "TRUST") recognizes the importance of maintaining the independence of its independent registered public accounting firm (the "AUDITORS"). Maintaining independence is a shared responsibility involving the Trust's management, its audit committee and its auditors.

The Trust, on behalf of its series (the "FUNDS"), recognizes that the auditors:
1) possess knowledge of the operations of the Funds, 2) are able to incorporate certain services into the scope of their audit of the Funds' financial statements, thereby avoiding redundant work, cost and disruption of Fund personnel and processes, and 3) have expertise that has value to the Funds. As a result, there are situations where it is desirable to use the auditors for services in addition to the annual audit and where the potential for conflicts of interests are minimal. Consequently, this policy, which is intended to comply with Regulation S-X Rule 2-01(c)(7), sets forth guidelines and procedures to be followed by the Funds when retaining the auditors to perform audit, audit-related, tax and other services under those circumstances, while also maintaining independence.

Approval of a service in accordance with this policy for a particular Fund shall also constitute approval, subject to the same terms and conditions, for any other Fund whose pre-approval is required pursuant to Regulation S-X Rule 2-01(c)(7)(ii). This policy shall apply both to Funds existing on the date of its adoption and to Funds created thereafter.

In addition to the procedures set forth in this policy, any non-audit services that may be provided consistently with Regulation S-X Rule 2-01 may be approved by the Audit Committee itself (or such member or members of the Audit Committee as the Audit Committee may authorize to grant such approval) and any pre-approval that may be waived in accordance with Regulation S-X Rule 2-01(c)(7)(i)(C) is hereby waived.

Selection of the auditors and their compensation for purposes of the annual audit shall be determined by the Audit Committee and shall not be subject to this policy.

Approved: March 2008

                           SECTION II - POLICY DETAIL

                         SERVICE CATEGORY         SPECIFIC PRE-APPROVED SERVICE     AUDIT COMMITTEE APPROVAL      AUDIT COMMITTEE
 SERVICE CATEGORY           DESCRIPTION                    SUBCATEGORIES                      POLICY              REPORTING POLICY
-----------------  ---------------------------  ---------------------------------  --------------------------  ---------------------
1. AUDIT SERVICES  Services that are directly   - Accounting research assistance   - "One-time" pre-approval   - A summary of all
                   related to performing the                                         for the audit period for    such services and
                   independent audit of the     - SEC consultation, registration     all pre-approved            related fees
                   Funds' financial statements    statements, and reporting          specific service            reported at each
                                                                                     subcategories. Approval     regularly
                                                - Tax accrual related matters        of the auditors as the      scheduled Audit
                                                                                     independent registered      Committee meeting.
                                                - Implementation of new              public accounting firm
                                                  accounting standards               for a Fund for a fiscal
                                                                                     year shall constitute
                                                - Compliance letters (e.g.,          pre-approval for these
                                                  rating agency letters)             services for such fiscal
                                                                                     year.
                                                - Regulatory reviews and
                                                  interpretive assistance
                                                  regarding financial matters

                                                - Semi-annual report reviews (if
                                                  requested by the Audit
                                                  Committee)

                                                - Attest and agreed upon
                                                  procedures required by statute

2. AUDIT-RELATED   Services which are not       - AICPA attest and agreed-upon     - "One-time" pre-approval   - A summary of all
SERVICES           prohibited under               procedures                         for a calendar year         such services and
                   Regulation S-X Rule                                               within a specified          related fees
                   2-01(C)(4) (the "Rule")      - Attest or agreed-upon              dollar limit ($25,000 in    (including
                   and are related extensions     procedures not required by         the aggregate for all       comparison to
                   of the audit services,         statute or SEC or accounting       pre-approved specific       specified dollar
                   support the audit, or use      regulations                        service subcategories       limits) reported
                   the knowledge/expertise                                           for all Funds).             semi-annually to
                   gained from the audit        - Technology control assessments                                 the Audit
                   procedures as a foundation                                      - Specific approval is        Committee.
                   to complete the project.     - Financial reporting control        needed to exceed the
                   In most cases, if the          assessments                        pre-approved dollar
                   Audit-Related Services are                                        limit for these services
                   not performed by the         - Enterprise security                (see general Audit
                   auditors, the scope of the     architecture assessment            Committee approval
                   Audit Services would                                              policy below for details
                   likely increase. The         - Advice to Fund management as to    on obtaining specific
                   Services are typically         accounting or disclosure           approvals).
                   well-defined and governed      treatment of transactions or
                   by accounting professional     events                           - Specific approval is
                   standards (AICPA, SEC,                                            needed to use the
                   etc.)                        - Advice to management as to         auditors for
                                                  accounting or disclosure           Audit-Related Services
                                                  treatment, or actual or            not denoted as
                                                  potential impact of final or       "pre-approved" in the
                                                  proposed rules, standards or       column immediately to
                                                  interpretations of the SEC,        the left, or to add a
                                                  FASB or other regulatory or        specific service
                                                  standard setting bodies            subcategory as
                                                                                     "pre-approved."

                         SERVICE CATEGORY         SPECIFIC PRE-APPROVED SERVICE     AUDIT COMMITTEE APPROVAL      AUDIT COMMITTEE
 SERVICE CATEGORY           DESCRIPTION                    SUBCATEGORIES                      POLICY              REPORTING POLICY
-----------------  ---------------------------  ---------------------------------  --------------------------  ---------------------
3. TAX SERVICES    Tax services which are not   - Tax planning and support         - "One-time" pre-approval   - A summary of all
                   prohibited by the Rule, if                                        for a calendar year         such services and
                   an officer of the Trust      - Tax controversy assistance         within a specified          related fees
                   determines that using the                                         dollar limit ($25,000 in    (including
                   auditors to provide these    - Tax compliance, tax returns,       the aggregate for all       comparison to
                   services creates               excise tax returns and support     pre-approved specific       specified dollar
                   significant synergy in the                                        service subcategories       limits) reported
                   form of efficiency,          - Tax opinions                       for all Funds).             semi-annually to
                   minimized disruption, or                                                                      the Audit
                   the ability to maintain a    - Tax analysis regarding possible  - Specific approval is         Committee.
                   desired level of               proposals for fund liquidations    needed to exceed the
                   confidentiality.               or reorganizations                 pre-approved dollar
                                                                                     limits for these
                                                - Tax analysis relating to           services (see general
                                                  particular types of securities     Audit Committee approval
                                                  or corporate action events         policy below for details
                                                                                     on obtaining specific
                                                - Tax services relating to RIC       approvals).
                                                  qualification, shareholder
                                                  reporting, information           - Specific approval is
                                                  reporting, determining             needed to use the
                                                  distributable income and gain,     auditors for tax
                                                  tax elections                      services not denoted as
                                                                                     "pre-approved" in the
                                                - Tax services related to            column immediately to
                                                  addition of new funds (i.e.,       the left, or to add a
                                                  start up issues, initial           specific service
                                                  diversification and related        subcategory as
                                                  matters)                           "pre-approved."

                         SERVICE CATEGORY         SPECIFIC PRE-APPROVED SERVICE     AUDIT COMMITTEE APPROVAL      AUDIT COMMITTEE
 SERVICE CATEGORY           DESCRIPTION                    SUBCATEGORIES                      POLICY              REPORTING POLICY
-----------------  ---------------------------  ---------------------------------  --------------------------  ---------------------
4. OTHER SERVICES  Other services which are     - Business Risk Management         - "One-time" pre-approval   - A summary of all
                   not prohibited by the          support                            for a calendar year         such services and
- SYNERGISTIC,     Rule, if an officer of the                                        within a specified          related fees
  UNIQUE           Trust determines that        - Other control and regulatory       dollar limit ($25,000 in    (including
  QUALIFICATIONS   using the auditors to          compliance projects, including     the aggregate for all       comparison to
                   provide these services         Rule 17f-2 "self-custody"          pre-approved specific       specified dollar
                   creates significant            verification for the Funds         service subcategories).     limits) reported
                   synergy in the form of                                                                        semi-annually to
                   efficiency, minimized                                           - Specific approval is        the audit
                   disruption, the ability to                                        needed to exceed the        committee.
                   maintain a desired level                                          pre-approved dollar
                   of confidentiality, or                                            limits for these
                   where the auditors possess                                        services (see general
                   unique or superior                                                Audit Committee approval
                   qualifications to provide                                         policy below for details
                   these services, resulting                                         on obtaining specific
                   in superior value and                                             approvals).
                   results for the Fund.
                                                                                   - Specific approval is
                                                                                     needed to use the
                                                                                     auditors for
                                                                                     "Synergistic" or "Unique
                                                                                     Qualifications" or Other
                                                                                     Services not denoted as
                                                                                     "pre-approved" in the
                                                                                     column immediately to
                                                                                     the left, or to add a
                                                                                     specific service
                                                                                     subcategory as
                                                                                     "pre-approved."

                         SERVICE CATEGORY          SPECIFIC PROHIBITED SERVICE      AUDIT COMMITTEE APPROVAL      AUDIT COMMITTEE
 SERVICE CATEGORY           DESCRIPTION                   SUBCATEGORIES                       POLICY              REPORTING POLICY
-----------------  ---------------------------  ---------------------------------  --------------------------  ---------------------
PROHIBITED         Services which result in     1.  Bookkeeping or other services  - These services are NOT    - A summary of all
SERVICES           the auditors losing              related to the accounting        to be performed with the    services and
                   independence status              records or financial             exception of the            related fees
                   under the Rule.                  statements of the audit          services denoted by an      reported at each
                                                    client*                          asterisk (*)                regularly
                                                                                     (subcategories 1 through    scheduled Audit
                                                2.  Financial information systems    5 in the column             Committee meeting
                                                    design and implementation*       immediately to the left)    will serve as
                                                                                     that may be permitted if    continual
                                                                                     they would not be           confirmation that
                                                3.  Appraisal or valuation           subject to audit            has not provided
                                                    services, fairness* opinions,    procedures at the audit     any restricted
                                                    or contribution-in-kind          client (as defined in       services.
                                                    reports                          Rule 2-01(f)(4)) level
                                                                                     by the firm providing
                                                4.  Actuarial services (i.e.,        the service.
                                                    setting actuarial reserves
                                                    versus actuarial audit work)*

                                                5.  Internal audit outsourcing
                                                    services*

                                                6.  Management functions or human
                                                    resources

                                                7.  Broker or dealer, investment
                                                    advisor, or investment
                                                    banking services

                                                8.  Legal services

                                                9.  Expert services unrelated to
                                                    the audit

                                                10. Any other service that the
                                                    Public Company Accounting
                                                    Oversight Board determines,
                                                    by regulation, is
                                                    impermissible

GENERAL AUDIT COMMITTEE APPROVAL POLICY:

- For all projects, the officers of the Trust and the auditors will each make an assessment to determine that any proposed projects will not impair the auditors' independence.

Potential services by the auditors will be classified by officers of the Trust and the auditors into the four non-restricted service categories denoted by Sections I-IV above and this "Approval of Audit, Audit-Related, Tax and Other Services" Policy above will be applied. Any services outside the specific pre-approved service subcategories set forth in this Policy must be specifically approved by the Audit Committee (or such member or members of the Audit Committee as the Audit Committee may authorize to grant such approval).

- At least quarterly, the Audit Committee shall review a report summarizing the services by service category, including fees, provided by the Audit firm as set forth in the above policy.